As filed with the Securities and Exchange Commission on December 10, 2014

Registration No. 333-200625

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEKMIRA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway,

Burnaby, BC V5J 5J8

(604) 419-3200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

National Registered Agents, Inc.

505 Union Avenue SE, Suite 120

Olympia, Washington 98501-1474

(360) 357-6794

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Mark J. Murray Bruce Cousins Tekmira Pharmaceuticals Corporation 100-8900 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 (604) 419-3212	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$150,000,000

Common Shares

We may offer and issue from time to time common shares up to an aggregate initial offering price of $150,000,000 in one or more transactions under this shelf prospectus. The common shares may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the common shares that we may offer. Each time we offer common shares, we will provide you with a prospectus supplement that describes specific information about the particular common shares being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our common shares are listed on the NASDAQ Global Market under the symbol “TKMR” and on the Toronto Stock Exchange under the symbol “TKM.” On December 10, 2014, the closing price of our common shares on the NASDAQ was US$14.70 per share and C$16.99 per share on the TSX.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 1.

These common shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities regulatory authority nor has the SEC or any state securities regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2014.

ii

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the common shares described in this prospectus in one or more offerings up to an aggregate initial offering price of $150,000,000. The specific terms of the common shares to be offered in a particular offering will be set out in the applicable prospectus supplement and may include, where applicable, the designation of the particular class and series, the number of common shares offered, the issue price, dividend rate, if any, and any other terms specific to the common shares being offered. Where required by statute, regulation or policy, and where common shares are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to such common shares will be included in the prospectus supplement describing those common shares.

We may offer and sell common shares to or through underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of common shares will describe in detail the plan of distribution for that offering.

In connection with any offering of common shares (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the common shares offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be discontinued at any time. See the section of this prospectus entitled “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any applicable prospectus supplement, and the additional information described below under “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any common shares and is not soliciting an offer to buy common shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Tekmira,” the “Company,” “we,” “us,” and “our” refer to Tekmira Pharmaceuticals Corporation, and, unless the context requires otherwise, the subsidiaries through which it conducts business.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars. References to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. In this prospectus, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to U.S. dollars and vice versa by applying the noon rate of exchange for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada on December 9, 2014.

iii

RISK FACTORS

An investment in our common shares involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our common shares. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any common shares pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those common shares.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains “forward-looking statements” or “forward-looking information” within the meaning of applicable securities laws (we collectively refer to these items as “forward-looking statements”). Forward-looking statements are generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “projects” and similar expressions that are not based on historical fact or that are predictions of or indicate future events and trends, and the negative of such expressions. Forward-looking statements in this prospectus, including the documents incorporated by reference, include statements about, among other things:

•	our strategy, future operations, clinical trials, prospects and the plans of management;

•	our ribonucleic acid interference (“RNAi”) product development programs;

•	the timing for commencement and results of clinical trials for our products;

•	the timing for completing pre-clinical work and filing Investigational New Drug applications;

•	potential government funding sources for new therapeutic strategies and our exploration and leveraging of these partnership opportunities;

•	ongoing advances in technologies;

•	the generation of data and the expectation of identifying another development candidate;

•	the potential quantum of value of the transactions contemplated in our option agreement with Monsanto Canada, Inc.;

•	the use of LNP technology by our licensees and expected milestone and royalty payments from commercial sales of our product development partners;

•	on-going arbitration proceedings;

•	statements with respect to revenue and expense fluctuation and guidance; and

•	the amount and timing of potential funding.

With respect to the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus, we have made numerous assumptions regarding, among other things:

•	lipid nanoparticle’s (“LNP’s”) status as a leading RNAi delivery technology;

•	our research and development capabilities and resources;

•	the effectiveness of our products as a treatment for cancer, chronic Hepatitis B infection, infectious disease, alcohol use disorder, or other diseases;

•	the timing and obtaining of regulatory approvals for the clinical development of our products;

•	the use of LNP technology by our development partners and licensees and subsequent timing and results of clinical data releases;

•	the time required to complete research and product development activities;

•	the timing and amounts of payments to be received under contracts with our partners including Alnylam Pharmaceuticals, Inc.; Monsanto Canada, Inc.; Spectrum Pharmaceuticals, Inc.; and the U.S. Department of Defense;

•	our financial position and our ability to execute our business strategy; and

•	our ability to obtain and protect intellectual property rights and operate without infringing on the intellectual property rights of others.

While we consider these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this prospectus, including the documents incorporated by reference into this prospectus. Known risk factors include, among others:

•	our products may not prove to be effective or as potent as currently believed;

•	completion of preclinical work and Investigational New Drug applications may not occur as currently anticipated, or at all;

•	we may never identify another product development candidate;

•	anticipated studies and submissions to the U.S. Food and Drug Administration (the “FDA”) may not occur as currently anticipated, or at all;

•	anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate;

•	we may not receive the necessary regulatory approvals for the clinical development of our products;

•	we may lose the arbitration proceedings with Alnylam to which we are party;

•	our development partners and licensees conducting clinical trial, development programs and joint venture strategic alliances may not result in expected results on a timely basis, or at all;

•	anticipated payments under contracts with our collaborative partners may not be received by us on a timely basis, or at all, or in the expected quantum;

•	there may be no further advancements in next-generation LNP technologies;

•	the FDA may refuse to approve our products, or place restrictions on our ability to commercialize our products;

•	we may face competition from other pharmaceutical or biotechnology companies and the possibility that other organizations have made advancements in RNAi delivery technology of which we are not aware;

•	payments received from third parties may not be sufficient to fund our continued business plan as currently anticipated;

•	future operating results are uncertain and likely to fluctuate;

•	we may not be able to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all;

•	economic and capital market conditions;

•	we may become subject to product liability or other legal claims for which we have made no accrual in our financial statements; and

•	our cash runway and cash position may be substantially less than projected and may be less than required to continue current operations.

More detailed information about these and other factors is included in this prospectus under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus. Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are based upon our beliefs, estimates and opinions at the time they are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

CURRENCY AND EXCHANGE RATES

The following table sets forth: (i) the rates of exchange for Canadian dollars, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average rates of exchange in effect during such periods; (iii) the high rates of exchange in effect during such periods; and (iv) the low rates of exchange in effect during such periods, such rates, in each case, based on the applicable noon rates of exchange for conversion of one Canadian dollar to U.S. dollars as reported by the Bank of Canada.

	Year Ended December 31,
	2013	2012	2011
Period End	0.9402	1.0051	0.9833
Average	0.9710	1.0004	1.0111
High	1.0188	1.0299	1.0583
Low	0.9314	0.9599	0.9430

On December 9, 2014, the noon exchange rate quoted by the Bank of Canada for conversion of one Canadian dollar to one United States dollar was C$1.00 = US$0.8755.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, unless otherwise provided in this prospectus or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial filing of this registration statement on Form S-3 of which this prospectus forms a part, until the termination of the offering under this prospectus:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014;

(b)	all other reports filed by use pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2013; and

(c)	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 4, 2010, including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the common shares covered by this prospectus, are hereby incorporated by reference into this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Investor Relations

Tekmira Pharmaceuticals Corporation

100-8900 Glenlyon Parkway,

Burnaby, BC V5J 5J8

(604) 419-3200

ENFORCEABILITY OF CIVIL LIABILITIES

We and our wholly-owned subsidiary, Protiva Biotherapeutics, Inc., are each incorporated under the laws of the Province of British Columbia, Canada, and a substantial portion of our assets are located outside the United States. In addition, some of our directors and officers are nationals or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. We have appointed National Registered Agents, Inc. as our agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares offered under this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the common shares covered by this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

TEKMIRA PHARMACEUTICALS CORPORATION

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Tekmira Pharmaceuticals Corporation was incorporated under the Business Corporations Act (British Columbia), on October 6, 2005 and commenced active business on April 30, 2007 when Tekmira and its parent company, Inex Pharmaceuticals Corporation (“Inex”), were reorganized under a statutory plan of arrangement completed under the provisions of the BCBCA. The reorganization saw Inex’s entire business transferred to and continued by Tekmira.

Our head office is located at 100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada, V5J 5J8. Our registered and records office is located at 700 West Georgia St, 25th Floor, Vancouver, British Columbia, Canada, V7Y 1B3. We maintain a website at www.tekmira.com. Information contained on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our common shares will be used for working capital and general corporate purposes, including, but not limited to, progressing our research and development programs, supporting our clinical programs and manufacturing activities, and advancing and protecting our LNP technology.

More specific allocations may be included in a prospectus supplement relating to a specific offering of common shares. All expenses relating to an offering of common shares and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, no par value, of which 22,403,352 were issued and outstanding as at December 9, 2014, and an unlimited number of preferred shares, no par value, of which none were issued and outstanding as at December 9, 2014. None of our common shares are held by us or on behalf of us.

Common Shares

The holders of our common shares are entitled to receive notice of any meeting of our shareholders and to attend and vote thereat, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each common share entitles its holder to one vote. There are no cumulative voting rights. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive on a pro rata basis such dividends as our board of directors may declare out of funds legally available for payment of dividends. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, those holders are entitled to receive on a pro rata basis all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Our common shares carry no pre-emptive or conversion rights.

Preferred Shares

We may issue preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. Our preferred shares are entitled to priority over our common shares with respect to the payment of dividends and distributions in the event of our dissolution, liquidation or winding-up. The holders of our preferred shares are entitled to receive notice of any meeting of shareholders and to attend and vote at those meetings, except as otherwise provided in the rights and restrictions attached to the preferred shares by our board of directors.

Dividend Policy

We have not paid any dividends since our incorporation. At the discretion of our board of directors, we will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of our board of directors to retain all earnings to finance our business plan.

CONSOLIDATED CAPITALIZATION

Other than as set out herein under “Prior Sales,” there have been no material changes in our share capitalization since September 30, 2014.

As a result of issuance(s) of common shares under this prospectus, our share capital may be increased by up to a maximum of US$150,000,000.

PRICE RANGE AND TRADING VOLUME

The following table sets forth, for the 12-month period prior to the date of this prospectus, the reported high and low prices and the average volume of trading of our common shares on the NASDAQ and the TSX.

Month Ended	NASDAQ High (US$)	NASDAQ Low (US$)	Aggregate Trading Volume	TSX High (C$)	TSX Low (C$)	Aggregate Trading Volume
December 31, 2014(1)	$15.15	$12.54	4,179,780	$17.50	$14.40	312,100
November 30, 2014	$17.48	$14.66	15,580,800	$19.81	$16.74	1,678,100
October 31, 2014	$29.93	$16.50	135,724,100	$33.69	$18.45	7,891,400
September 30, 2014	$25.80	$17.83	65,321,700	$28.45	$19.50	5,144,500
August 31, 2014	$26.05	$12.82	152,432,000	$28.56	$14.01	9,228,500
July 31, 2014	$13.90	$8.86	10,929,700	$15.25	$9.55	2,262,300
June 30, 2014	$15.32	$11.35	5,569,300	$16.64	$12.41	1,549,100
May 31, 2014	$14.54	$10.20	7,303,400	$15.95	$11.08	1,947,100
April 30, 2014	$24.47	$11.36	15,988,700	$26.99	$12.59	3,406,400
March 31, 2014	$31.48	$18.53	18,687,400	$34.66	$20.41	3,192,200
February 28, 2014	$24.88	$13.66	9,768,800	$27.50	$15.06	2,310,500
January 31, 2014	$14.85	$7.65	6,973,000	$16.50	$8.14	1,752,800
December 31, 2013	$8.69	$7.17	1,950,400	$9.18	$7.61	495,200

(1)	As of close of business on December 9, 2014.

PRIOR SALES

Except as disclosed below, no other common shares or securities exchangeable or convertible into common shares have been issued during the 12-month period preceding the date of this prospectus.

The following table summarizes the issuances by us of stock options within the 12-month period preceding the date of this prospectus. Our stock options are denominated in Canadian dollars. For presentation purposes, our stock options have been converted to U.S. dollars using the average exchange rate in the month of issuance.

Date of Grant	Number of Options	Exercise Price
January 2, 2014	75,000	$7.59
January 27, 2014	91,875	$11.94
February 3, 2014	4,000	$14.15
February 5, 2014	135,000	$14.83
February 12, 2014	15,000	$15.66
May 7, 2014	18,250	$12.17
May 8, 2014	70,000	$11.49
November 19, 2014	18,500	$16.37
December 1, 2014	500	$13.72
December 8, 2014	1,000	$12.90

The following table summarizes the issuances by us of our common shares pursuant to the exercise of stock options within the 12-month period preceding the date of this Prospectus. Our stock options are denominated in Canadian dollars. For presentation purposes, our stock options have been converted to U.S. dollars using the average exchange rate in the month of exercise.

Date of Grant	Number of Options	Exercise Price
December 9, 2013	675	$0.42
January 15, 2014	1,250	$1.92
January 15, 2014	17,000	$3.52
January 15, 2014	2,000	$4.29
January 15, 2014	12,500	$4.71
January 15, 2014	12,551	$4.94
January 15, 2014	84,000	$5.12
January 15, 2014	10,000	$5.94
January 15, 2014	3,000	$6.40
January 16, 2014	14,500	$2.74
January 16, 2014	15,000	$2.83
January 16, 2014	500	$3.52
January 17, 2014	3,500	$1.55
January 17, 2014	11,000	$1.65
January 17, 2014	25,000	$2.19
January 17, 2014	500	$2.74
January 20, 2014	3,800	$1.37
January 20, 2014	3,250	$1.92
January 20, 2014	5,000	$2.19
January 20, 2014	3,000	$3.52
January 20, 2014	1,500	$4.29
January 20, 2014	2,000	$4.71
January 20, 2014	550	$4.94
January 20, 2014	1,450	$5.12
January 23, 2014	800	$1.37
January 23, 2014	750	$1.92
January 23, 2014	1,033	$2.74
January 23, 2014	5,000	$3.52
January 23, 2014	788	$4.94
January 23, 2014	4,250	$5.12
January 23, 2014	192	$6.40
January 23, 2014	600	$10.60
January 24, 2014	250	$2.19
January 24, 2014	150	$3.41
January 24, 2014	125	$4.71
January 27, 2014	1,900	$2.83
January 27, 2014	300	$6.40
January 28, 2014	1,000	$4.27
January 29, 2014	2,000	$5.12
January 29, 2014	5,000	$5.94
January 31, 2014	1,200	$1.37
January 31, 2014	1,600	$3.52
January 31, 2014	1,500	$4.29
January 31, 2014	1,500	$2.19
January 31, 2014	200	$4.29

Date of Grant	Number of Options	Exercise Price
January 31, 2014	312	$1.92
February 3, 2014	5,000	$1.54
February 3, 2014	750	$1.90
February 3, 2014	313	$1.90
February 3, 2014	750	$1.90
February 3, 2014	150	$4.24
February 3, 2014	65	$4.24
February 3, 2014	500	$4.66
February 3, 2014	2,000	$4.66
February 3, 2014	5,550	$5.07
February 3, 2014	630	$5.07
February 3, 2014	250	$5.83
February 3, 2014	600	$6.33
February 4, 2014	200	$1.36
February 4, 2014	15,250	$1.54
February 4, 2014	250	$3.44
February 4, 2014	200	$3.48
February 4, 2014	300	$4.24
February 4, 2014	375	$5.07
February 4, 2014	2,500	$5.20
February 6, 2014	312	$1.90
February 6, 2014	5,000	$2.71
February 6, 2014	2,500	$4.88
February 6, 2014	10,000	$6.33
February 7, 2014	2,500	$4.88
February 7, 2014	9,000	$5.07
February 7, 2014	5,000	$5.88
February 7, 2014	1,500	$6.33
February 11, 2014	5,000	$1.63
February 12, 2014	800	$2.71
February 12, 2014	1,250	$4.06
February 12, 2014	1,200	$4.88
February 12, 2014	1,000	$11.82
February 13, 2014	313	$1.90
February 13, 2014	375	$4.66
February 13, 2014	375	$5.07
February 14, 2014	250	$1.90
February 14, 2014	75	$4.24
February 14, 2014	125	$4.66
February 14, 2014	375	$5.07
February 18, 2014	5,000	$1.36
February 19, 2014	600	$1.36
February 19, 2014	1,688	$1.90
February 19, 2014	800	$2.17
February 19, 2014	300	$2.35
February 19, 2014	620	$2.71
February 19, 2014	126	$2.80
February 19, 2014	600	$3.48
February 19, 2014	300	$4.24
February 19, 2014	250	$4.66

Date of Grant	Number of Options	Exercise Price
February 19, 2014	595	$4.88
February 19, 2014	500	$5.07
February 19, 2014	100	$10.49
February 19, 2014	1,000	$11.82
February 21, 2014	2,500	$4.88
February 21, 2014	22,000	$5.07
February 21, 2014	5,000	$5.88
February 21, 2014	1,500	$6.33
February 24, 2014	1,063	$1.90
February 24, 2014	375	$4.66
February 24, 2014	210	$6.33
February 25, 2014	200	$1.36
February 25, 2014	1,500	$1.90
February 25, 2014	600	$2.17
February 25, 2014	400	$3.48
February 25, 2014	600	$4.24
February 25, 2014	500	$4.66
February 26, 2014	2,000	$1.36
February 26, 2014	2,500	$1.90
February 26, 2014	4,000	$2.17
February 26, 2014	1,700	$2.71
February 26, 2014	2,800	$2.80
February 26, 2014	2,000	$3.48
February 26, 2014	2,000	$4.24
February 26, 2014	2,000	$4.66
February 26, 2014	2,551	$4.88
February 26, 2014	6,050	$5.07
February 26, 2014	4,350	$6.33
February 26, 2014	850	$10.49
February 27, 2014	188	$4.21
February 27, 2014	210	$8.05
February 27, 2014	800	$3.48
February 27, 2014	1,000	$4.24
February 27, 2014	1,050	$5.07
February 27, 2014	1,125	$1.90
February 27, 2014	2,750	$4.66
March 6, 2014	375	$1.89
March 6, 2014	500	$11.77
March 6, 2014	500	$4.20
March 6, 2014	1,000	$6.66
March 7, 2014	500	$4.49
March 7, 2014	5,000	$2.70
March 7, 2014	5,000	$3.47
March 10, 2014	5,000	$2.16
March 10, 2014	7,500	$5.04
March 11, 2014	2,500	$4.86
March 11, 2014	5,000	$5.04
March 12, 2014	7,600	$5.04
April 8, 2014	10,000	$5.09

Date of Grant	Number of Options	Exercise Price
April 9, 2014	8,400	$5.09
April 23, 2014	25,079	$0.40
April 24, 2014	5,000	$5.91
June 23, 2014	375	$4.75
August 20, 2014	375	$2.09
August 20, 2014	250	$4.71
August 20, 2014	125	$11.96
September 29, 2014	5,000	$3.50
September 29, 2014	5,000	$2.18
September 29, 2014	5,000	$1.54
September 29, 2014	5,000	$4.68
September 29, 2014	17,500	$11.37
October 1, 2014	4,000	$3.33
October 1, 2014	3,000	$2.14
October 1, 2014	3,000	$1.87
October 1, 2014	2,000	$4.59
October 1, 2014	1,000	$11.66
October 22, 2014	1,500	$6.24
October 22, 2014	2,500	$4.82
October 22, 2014	5,000	$2.68
November 3, 2014	1,500	$6.18
November 18, 2014	3,750	$6.18
November 20, 2014	600	$1.32
November 20, 2014	1,750	$1.85
November 20, 2014	1,600	$3.40
November 20, 2014	1,500	$4.14
November 20, 2014	2,000	$2.12
November 20, 2014	500	$4.41
November 24, 2014	500	$3.40
November 26, 2014	4,000	$2.12
December 1, 2014	18,000	$1.59
December 3, 2014	675	$0.39
December 9, 2014	500	$4.09

The following table summarizes the issuances by us of our common shares pursuant to the exercise of warrants within the 12-month period preceding the date of this prospectus. Our warrants are denominated in Canadian dollars. For presentation purposes, our warrants have been converted to U.S. dollars using the average exchange rate in the month of exercise.

Date of Exercise	Number of Warrants	Number of Shares Issued	Exercise Price
December 11, 2013	5,000	5,000	$2.44
December 13, 2013	2,500	2,500	$2.44
January 13, 2014	1,000	1,000	$3.06
January 13, 2014	3,400	3,400	$2.38
January 14, 2014	1,500	1,500	$2.38
January 16, 2014	4,500	4,500	$2.38
January 17, 2014	3,000	3,000	$2.38
January 17, 2014	3,500	3,500	$3.06
January 21, 2014	1,500	1,500	$3.06
January 21, 2014	16,450	16,450	$2.38
January 24, 2014	2,500	2,500	$2.38

Date of Exercise	Number of Warrants	Number of Shares Issued	Exercise Price
January 24, 2014	4,750	4,750	$3.06
January 31, 2014	8,700	8,700	$2.38
February 5, 2014	5,000	5,000	$2.35
February 5, 2014	5,000	5,000	$3.03
February 6, 2014	11,364	11,364	$2.35
February 6, 2014	22,550	22,550	$3.03
February 7, 2014	6,250	6,250	$3.03
February 7, 2014	25,000	25,000	$2.35
February 13, 2014	5,000	5,000	$3.03
February 17, 2014	10,000	10,000	$3.03
February 17, 2014	13,800	13,800	$2.35
February 19, 2014	6,000	6,000	$2.35
February 19, 2014	12,650	12,650	$3.03
February 21, 2014	10,150	10,150	$3.03
February 24, 2014	16,500	16,500	$3.03
February 26, 2014	3,500	3,500	$3.03
February 28, 2014	2,000	2,000	$2.35
March 5, 2014	5,114	5,114	$2.34
March 7, 2014	5,000	5,000	$2.34
March 10, 2014	2,000	5,000	$2.34
March 10, 2014	5,000	2,000	$3.02
March 11, 2014	32,000	32,000	$2.34
March 12, 2014	1,700	1,700	$2.34
March 12, 2014	3,000	3,000	$3.02
March 14, 2014	26,000	26,000	$2.34
March 18, 2014	5,000	5,000	$2.34
March 18, 2014	6,350	6,350	$3.02
March 24, 2014	5,000	5,000	$2.34
March 25, 2014	8,750	8,750	$3.02
March 26, 2014	22,500	22,500	$3.02
March 31, 2014	10,000	10,000	$2.34
April 8, 2014	22,500	22,500	$2.37
April 10, 2014	2,500	2,500	$2.37
April 14, 2014(1)	6,000	5,285	$2.37
May 7, 2014	6,000	6,000	$2.39
May 20, 2014	2,500	2,500	$3.08
August 7, 2014	25,000	25,000	$2.38
August 8, 2014	6,250	6,250	$3.07
August 11, 2014	20,000	20,000	$2.38
August 13, 2014	15,000	15,000	$3.07
August 13, 2014	72,500	72,500	$2.38
August 29, 2014	150	150	$3.07
September 9, 2014	1,500	1,500	$3.04
September 17, 2014	12,500	12,500	$3.04
September 23, 2014	11,000	11,000	$2.36
October 7, 2014	10,000	10,000	$2.32
November 12, 2014	52,600	52,600	$2.96

(1)	These warrants were exercised using the cashless exercise provisions contained in the applicable warrant agreement. In lieu of payment of the warrant price, the warrantholders were issued with the number of common shares which is equal to the value of the warrants at the time of exercise based upon Tekmira’s share price at that time.

On March 18, 2014, we completed an offering of 2,125,000 common shares at US$28.50 per common share for aggregate gross proceeds of US$60,562,500.

PLAN OF DISTRIBUTION

We may sell common shares to or through underwriters or dealers, and also may sell common shares to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell common shares to or through dealers. Each prospectus supplement for a particular offering of common shares will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of, and form of consideration for, the common shares and the proceeds to us;

•	any delayed delivery arrangements;

•	any underwriting commissions, fees, discounts and other items constituting underwriters’ compensation;

•	the offering price for the common shares (or the manner of determination of the offering price if offered on a non-fixed price basis);

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

The common shares may be sold, from time to time, in one or more transactions at a fixed price or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in Canadian National Instrument 44-102 Shelf Distributions, including sales made directly on the NASDAQ, the TSX or other existing trading markets for the common shares. The prices at which the common shares may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of common shares at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the common shares at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the common shares is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the common shares may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of common shares, other than an at-the-market distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the common shares offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the common shares by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of common shares, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the common shares will be passed upon for us by Dorsey & Whitney LLP, Vancouver, B.C., Canada and Seattle, Washington, with respect to matters of United States law, and Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. The partners and associates of Dorsey & Whitney LLP and Farris, Vaughan, Wills & Murphy LLP beneficially own, directly or indirectly, less than 1% of any class of securities issued by us.

EXPERTS AND TRANSFER AGENT

Our consolidated financial statements as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our transfer agent and registrar is Canadian Stock Transfer Company Inc. (formerly CIBC Mellon Trust Company of Canada) at its offices in Vancouver, British Columbia. Canada.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the common shares being registered. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$17,430
Canadian Securities Commission filing fees	14,623
Accounting fees and expenses	20,000	*
Legal fees and expenses	50,000	*
FINRA fees	23,000	*
Transfer Agent and Registrar fees and expenses	0	*
Printing fees	0	*
Miscellaneous fees and expenses	7,500	*

Total	$132,553	*

*	Estimated for purposes of completing the information required pursuant to this Item 14.

Item 15.	Indemnification of Officers and Directors

Tekmira Pharmaceuticals Corporation (“we,” “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

(1)	indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

•	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the BCBCA, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the BCBCA, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for us. We have entered into indemnity agreements with certain of our directors and officers, the form of which is attached as an exhibit to our annual report on form 20-F for the year ended December 31, 2011.

Under our articles, and subject to the Act, we may advance expenses to an eligible party.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of an eligible person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as a director, officer or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16.	Exhibits

See the Exhibit Index hereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(8) That:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 10th day of December, 2014.

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce Cousins
	Name:	Bruce Cousins
	Title:	Executive Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 10, 2014.

Signature	Title

/s/ * Daniel Kisner	Director (Chairman)

/s/ * Mark J. Murray	President, Chief Executive Officer and Director (Principal Executive Officer) and Authorized Person in the United States

/s/ Bruce Cousins Bruce Cousins	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ * Donald Jewell	Director

/s/ * Frank Karbe	Director

/s/ * Peggy Phillips	Director

By:	/s/ Bruce Cousins
Bruce Cousins Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1**	Notice of Articles and Articles of Tekmira Pharmaceuticals Corporation (incorporated by reference to Exhibit 1.1 to Tekmira Pharmaceuticals Corporation’s Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on June 3, 2011) (File No. 001-34949)

3.2**	Amendment to the Articles of Tekmira Pharmaceuticals Corporation dated May 14, 2013 (incorporated by reference to Exhibit 3.2 to Tekmira Pharmaceuticals Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 27, 2013) (File No. 001-34949)

5.1†	Opinion of Farris, Vaughan, Wills & Murphy LLP

23.1	Consent of KPMG LLP

23.2†	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1)

24.1†	Powers of Attorney (included on signature page to the registration statement)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Incorporated herein by reference.
†	Previously filed.